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                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK

                                       OF

                             SIERRACITIES.COM INC.
                                       TO

                            TRUCKEE ACQUISITION CO.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF

                               VERTICALNET, INC.
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT
            NEW YORK CITY TIME ON DECEMBER 14, 2000 UNLESS EXTENDED.

     As set forth under "The Offer -- Procedure for Tendering" in the Prospectus, dated November 16, 2000 (as may from time to time be amended, supplemented or finalized the "Prospectus"), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined herein) if certificates representing shares of common stock, par value $0.01 per share (each, a "SierraCities Share" and, collectively, the "SierraCities Shares"), of SierraCities.com Inc., a Delaware corporation ("SierraCities"), are not immediately available, if the certificates and all other required documents cannot be delivered to the Exchange Agent prior to the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, facsimile transmission or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution (as defined in the Letter of Transmittal). See "The
Offer -- Procedure for Tendering" in the Prospectus.

                      The Exchange Agent for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                             By Overnight Courier:
                                 59 Maiden Lane
                               New York, NY 10038
                            Attn: SierraCities Deal

            By Mail:                  Facsimile Transmission:                   By Hand:
         59 Maiden Lane           (for eligible institutions only)           59 Maiden Lane
       New York, NY 10038                  (718) 234-5001                  New York, NY 10038

                                       Confirm by Telephone:
                                           (800) 937-5449
                                                 or
                                           (718) 921-8200

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     OUTSTANDING SHARES MUST BE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NASDAQ NATIONAL MARKET TRADING DAYS AFTER THE DATE OF THIS NOTICE OF GUARANTEED DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Truckee Acquisition Co., a Delaware corporation and wholly owned subsidiary of VerticalNet, Inc., upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of SierraCities Shares shown below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

                            PLEASE SIGN AND COMPLETE

Date:
------------------------------------

Signature(s) of Record Holder(s) or Authorized Signatory: ----------------------

Name(s) of Record Holder(s):
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Number of SierraCities Shares:
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Certificate No(s). (if available):
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Address(es):
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Area Code and Telephone No.:
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IF SIERRACITIES SHARES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE
INFORMATION BELOW:

Name of Tendering Institution:
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Depositary Account No.:
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Transaction Code No.:
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                     THE GUARANTEE BELOW MUST BE COMPLETED

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a financial institution that is a participant in a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, guarantees (a) that the above-named person(s) "own(s)" the SierraCities Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent, at its address set forth above, certificates representing the SierraCities Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer, of such SierraCities Shares into the Exchange Agent's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy thereof) with any required signature guarantees, or an Agent's Message (as defined in the Letter of Transmittal) in the case of book-entry transfer, and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for SierraCities Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

--------------------------------------------------------------------------------
                                  NAME OF FIRM

--------------------------------------------------------------------------------
                                    ADDRESS

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Area Code and Tel. No:
--------------------------------------------------------------------------------

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                              AUTHORIZED SIGNATURE

Title:
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Name:
--------------------------------------------------------------------------------

                              PLEASE PRINT OR TYPE

Dated:
--------------------, 2000

NOTE: DO NOT SEND CERTIFICATES FOR SIERRACITIES SHARES WITH THIS NOTICE. SIERRACITIES SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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